EXHIBIT 23.1

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
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DAVIDSON & COMPANY     Chartered Accountants           A Partnership of Incorporated Professionals
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April 20, 2000


TRIPLE 8 DEVELOPMENT CORPORATION
Suite 2901 - 1201 Marinaside Crescent
Vancouver, BC
V6Z 2V2

RE:  FORM 2-SB

Dear Sirs:

We refer to the Form 2-SB Registration Statement of Triple 8 Development Corporation (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated April 11, 2000 in connection with the preparation of the Form 2-SB. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.





                                                            "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants

                        A Member of SC INTERNATIONAL

     Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                 Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172